                                   EXHIBIT 4.1

              STOCK PURCHASE AGREEMENT AND WARRANT AGREEMENT (FORM)

                                PRIVATE PLACEMENT

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of
________________, 1999, is by and between _____________________, an individual ("PURCHASER"), and THEHEALTHCHANNEL.COM, INC., a Delaware corporation ("SELLER") (collectively, the "PARTIES").

                               W I T N E S S E T H

         WHEREAS, SELLER is offering for sale a maximum of 5,000,000 units (the "Units"), each unit consisting of one share of SELLER'S common stock (the "Shares") and one warrant, exercisable at $0.75 and expiring two years after the date of issuance (the "Warrants"), at $0.75 per Unit, minimum investment $25,000 (33,333 Units).

         WHEREAS, SELLER desires to sell to PURCHASER and PURCHASER desires to purchase from SELLER, __________ Units of SELLER (the "Units") upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the PARTIES hereto as follows:

                                    ARTICLE 1
                         SALE AND PURCHASE OF THE UNITS

         1.1 Sale of the Units. Upon execution of this Agreement (the "Closing"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, SELLER shall sell to PURCHASER, and PURCHASER shall purchase from SELLER, the Units.

         1.2 Instruments of Conveyance and Transfer. As soon as practicable after the Closing, SELLER shall deliver a certificate or certificates representing the Units of SELLER to PURCHASER sufficient to transfer all right, title and interest in the Units to PURCHASER.

         1.3 Consideration and Payment for the Units. In consideration for the Units, PURCHASER shall pay a purchase price of a total of ________________________________dollars ($_______) ($0.75 per Unit)
("Purchase Price").

                                    ARTICLE 2
              REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

         2.1      SELLER hereby represents and warrants that:

         (a) The Units issued hereunder (the "Units") have been duly authorized by the appropriate corporate action of SELLER.

         (b) SELLER shall transfer title, in and to the Units to PURCHASER free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

         2.2 As soon as practicable after the Closing Date, SELLER shall deliver to PURCHASER a certificate or certificates representing the Units subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate, which legend shall provide as follows:

         THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

         2.3. PURCHASER acknowledges that the Units will initially be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144"), that the Units will include the foregoing restrictive legend, and, except as otherwise set forth in this Agreement, that the Units cannot be sold for a period of at least one year from the date of issuance unless registered with the United States Securities and Exchange Commission ("SEC") and qualified by appropriate state securities regulators, or unless PURCHASER obtains written consent from SELLER and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

         2.4 SELLER certifies that attached hereto as Exhibit A is the Warrant Agreement and form of Warrant Certificate setting forth the terms of the Warrants. Exhibit A is incorporated herein by reference as though fully set forth herein.

         2.5 PURCHASER acknowledges and agrees that SELLER makes no other representations or warranties with respect to the Units or the SELLER.

         2.6      PURCHASER represents and warrants to SELLER as follows:

                  (a) PURCHASER has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Units offered by SELLER of the size contemplated. PURCHASER represents that PURCHASER is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment. PURCHASER has had a full opportunity to inspect the books and records of the SELLER and to make any and all inquiries of SELLER officers and directors regarding the SELLER and its business as PURCHASER has deemed appropriate.

                  (b) PURCHASER is an "Accredited Investor" as defined in Regulation D of the Securities Act of 1933 (the "Act") and PURCHASER, either alone or with PURCHASER's professional advisers who are unaffiliated with, have no equity interest in and are not compensated by SELLER or any affiliate or selling agent of SELLER, directly or indirectly, has sufficient knowledge and experience in financial and business matters that PURCHASER is capable of evaluating the merits and risks of an investment in the Units offered by SELLER and of making an informed investment decision with respect thereto and has the capacity to protect PURCHASER's own interests in connection with PURCHASER's proposed investment in the Units.

                  (c) PURCHASER is acquiring the Units solely for PURCHASER'S own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Units.

                  (d) PURCHASER will not sell or otherwise transfer the Units without registration under the Act or an exemption therefrom and fully understands and agrees that PURCHASER must bear the economic risk of PURCHASER'S purchase for an indefinite period of time because, among other reasons, the Units have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

                                    ARTICLE 3
                               REGISTRATION RIGHTS

         3.1 Piggyback Registration Rights. If the COMPANY at any time proposes to register any of its securities under the Act, including under an SB-2 Registration Statement or otherwise, the COMPANY will use its best efforts to cause all of the Shares and all of the shares of common stock underlying the Warrants owned by PURCHASER to be registered under the Act (with the securities which the COMPANY at the time propose to register), all to the extent requisite to permit the sale or other disposition by the PURCHASER; provided, however, that the COMPANY may, as a condition precedent to its effecting such registration, require the PURCHASER to agree with the COMPANY and the managing underwriter or underwriters of the offering to be made by the COMPANY in connection with such registration that the PURCHASER will not sell any securities of the same class or convertible into the same class as those registered by the COMPANY (including any class into which the securities registered by the COMPANY are convertible) for such reasonable period after such registration becomes effective as shall then be specified in writing by such underwriter or underwriters if in the opinion of such underwriter or underwriters the COMPANY's offering would be materially adversely affected in the absence of such an agreement. All expenses incurred by the COMPANY in complying with this Section, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accounts, or counsel for the COMPANY and or counsel for the PURCHASER and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by the COMPANY. Notwithstanding the foregoing, PURCHASER shall pay all underwriting discounts or commissions with respect to any securities sold by the PURCHASER.

         3.2      Indemnification.

                  (a) In the event of any registration of any of its securities under the Act pursuant to this Section, the COMPANY hereby indemnifies and holds harmless the PURCHASER (which phrase shall include any underwriters of such securities), their respective directors and officers, and each other person who participates, in the offering of such securities and each other person, if any, who controls the PURCHASER, or such participating persons within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which each the PURCHASER or any such director or officer or participating person or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein an material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each the PURCHASER and each director, officer or participating or controlling person for any legal or any other expenses reasonably incurred by the PURCHASER or such director, officer or participating or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the COMPANY shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the COMPANY through an instrument duly executed by the PURCHASER specifically stating that it is for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the PURCHASER or such directors, officer or participating or controlling person, and shall survive the transfer of such securities by the PURCHASER.

                  (b) The PURCHASER shall by acceptance thereof, indemnify and hold harmless the COMPANY and its directors and officers, and each person, if any who controls the COMPANY, against any losses, claims, damages or liabilities, joint or several, to which the COMPANY or any director or officer or any such person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the COMPANY through an instrument duly executed by or on behalf of such holder specifically stating that it is for use therein; and will reimburse the COMPANY or such director, officer or person for any legal or any other expense reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action.

         3.3 Rule 144. If the COMPANY shall be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the COMPANY will use its best efforts timely to file all reports required to be filed from time to time with the SEC (including but not limited to the reports under Section 13 and 15(d) of the 1934 Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the Act). If there is a public market for any securities of the COMPANY at any time that the COMPANY is not subject to the reporting requirements of either of said Section 13 or 15(d), the COMPANY will, upon the request of PURCHASER, use its best efforts to make publicly available the information concerning the COMPANY referred to in subparagraph (c)(2) of said Rule 144. The COMPANY will furnish to PURCHASER, promptly upon request, (i) a written statement of the COMPANY's compliance with the requirements of subparagraphs (c)(1) or (c)(2), as the case may be, of said Rule 144, and (ii) written information concerning the COMPANY sufficient to enable PURCHASER to complete any Form 144 required to be filed with the SEC pursuant to said Rule 144.

                                    ARTICLE 4
                                  MISCELLANEOUS

         4.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

         4.2 Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

TO SELLER:        thehealthchannel.com, Inc.
5000 Birch Street, Suite 4000
Newport Beach, California 92660
Fax: (949) 260-2099
Attn: Mr. Thomas F. Lonergan, Secretary/Treasurer

TO PURCHASER:
_____________________________
_____________________________
_____________________________
Fax: (___) __________________
Attn:________________________

WITH COPY TO:

HORWITZ & BEAM
Two Venture Plaza, Suite 350
Irvine, CA 92618
Fax: (949) 453-9416
Attn: Lynne Bolduc, Esq.

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

         4.3 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

         4.4 Choice of Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

         4.5 Jurisdiction. The parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

         4.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         4.7 Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

         4.8 Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.

PURCHASER

_____________________________________




By: __________________________________
Its:__________________________________

SELLER

THEHEALTHCHANNEL, INC.
a Delaware corporation



By:  Thomas F. Lonergan
Its: Secretary and Treasurer

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT (this "Agreement") is made and entered into as of _______________, 1999, between THEHEALTHCHANNEL.COM, INC., a Delaware corporation (the "Company") and _______________________________ ("Holder").

                                 R E C I T A L S

         WHEREAS, the Company proposes to issue to Holder ______ warrants (the "Warrants"), each such Warrant entitling the holder thereof to purchase one share of Common Stock of the Company (the "Exercise Shares," "Shares," or the "Common Stock"); and

         WHEREAS, the Warrants which are the subject of this Agreement will be issued by the Company to Holder as part of consideration payable to Holder in connection with an investment by the Holder pursuant to the concurrent private offering of the Company (the "Offering").

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                A G R E E M E N T

         1. Warrant Certificates. The warrant certificates to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Warrant Agreement.

         2. Right to Exercise Warrants. Each Warrant may be exercised from the date of this Agreement until 11:59 P.M. (Pacific time) on the date that is two years after the date of this Agreement (the "Expiration Date"). Each Warrant not exercised on or before the Expiration Date shall expire.

Each Warrant shall entitle its holder to purchase from the Company one share of Common Stock at an exercise price of $0.75 per share, subject to adjustment as set forth below ("Exercise Price").

The Company shall not be required to issue fractional shares of capital stock upon the exercise of this Warrant or to deliver Warrant Certificates which evidence fractional shares of capital stock. In the event that a fraction of an Exercise Share would, except for the provisions of this paragraph 2, be issuable upon the exercise of this Warrant, the Company shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the current market value of the Exercise Share. For purposes of this Agreement, the current market value shall be determined as follows:

                  (a) if the Exercise Shares are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ Reporting System, the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, for the last business day prior to the date on which this Warrant is exercised, or, if not so reported, the average of the closing bid and asked prices for an Exercise Share as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose.

                  (b) if the Exercise Shares are listed or traded on a national securities exchange or in the NASDAQ Reporting System, the closing price on the principal national securities exchange on which they are so listed or traded or in the NASDAQ Reporting System, as the case may be, on the last business day prior to the date of the exercise of this Warrant. The closing price referred to in this Clause (b) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Exercise Shares are then listed or in the NASDAQ Reporting System; or

                  (c) if no such closing price or closing bid and asked prices are available, as determined in any reasonable manner as may be prescribed by the Board of Directors of the Company.

         3. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed prior to its expiration date, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest.

         4. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy its obligation to issue Shares upon exercise of Warrants, the full number of Shares deliverable upon the exercise of all outstanding Warrants.

The Company covenants that all Shares which may be issued upon exercise of Warrants will be validly issued, fully paid and nonassessable outstanding Shares of the Company.

         5. Rights of Holder. The Holder shall not, by virtue of anything contained in this Warrant Agreement or otherwise, prior to exercise of this Warrant, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company of any other matter.

         6. Investment Intent. Holder represents and warrants to the Company that Holder is acquiring the Warrants for investment and with no present intention of distributing or reselling any of the Warrants.

         7. Certificates to Bear Language. The Warrants and the certificate or certificates therefor shall bear the following legend by which each holder shall be bound:

"THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

The Shares and the certificate or certificates evidencing any such Shares shall bear the following legend:

"THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

Certificates for Warrants without such legend shall be issued if such warrants or shares are sold pursuant to an effective registration statement under the Securities Act of 1933 (the "Act") or if the Company has received an opinion from counsel reasonably satisfactory to counsel for the Company, that such legend is no longer required under the Act.

         8. Piggyback Registration Rights. If the Company at any time proposes to register any of its securities under the Act, including under an SB-2 Registration Statement or otherwise, the Company will use its best efforts to cause all of the shares of common stock underlying the Warrants owned by Holder to be registered under the Act (with the securities which the Company at the time propose to register), all to the extent requisite to permit the sale or other disposition by the Holder; provided, however, that the Company may, as a condition precedent to its effecting such registration, require the Holder to agree with the Company and the managing underwriter or underwriters of the offering to be made by the Company in connection with such registration that the Holder will not sell any securities of the same class or convertible into the same class as those registered by the Company (including any class into which the securities registered by the Company are convertible) for such reasonable period after such registration becomes effective as shall then be specified in writing by such underwriter or underwriters if in the opinion of such underwriter or underwriters the Company's offering would be materially adversely affected in the absence of such an agreement. All expenses incurred by the Company in complying with this Section, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accounts, or counsel for the Company and or counsel for the Holder and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by the Company. Notwithstanding the foregoing, Holder shall pay all underwriting discounts or commissions with respect to any securities sold by the Holder.

                  (a)      Indemnification.

                           (i)      In the event of any registration of any
of its securities under the Act pursuant to this Section, the Company hereby indemnifies and holds harmless the Holder (which phrase shall include any underwriters of such securities), their respective directors and officers, and each other person who participates, in the offering of such securities and each other person, if any, who controls the Holder, or such participating persons within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which each the Holder or any such director or officer or participating person or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein an material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each the Holder and each director, officer or participating or controlling person for any legal or any other expenses reasonably incurred by the Holder or such director, officer or participating or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Holder specifically stating that it is for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or such directors, officer or participating or controlling person, and shall survive the transfer of such securities by the Holder.

                           (ii)     The Holder shall by acceptance thereof,
indemnify and hold harmless the Company and its directors and officers, and each person, if any who controls the Company, against any losses, claims, damages or liabilities, joint or several, to which the Company or any director or officer or any such person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such holder specifically stating that it is for use therein; and will reimburse the Company or such director, officer or person for any legal or any other expense reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action.

                  (b) Rule 144. If the Company shall be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company will use its best efforts timely to file all reports required to be filed from time to time with the SEC (including but not limited to the reports under Section 13 and 15(d) of the 1934 Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the
Act). If there is a public market for any securities of the Company at any time that the Company is not subject to the reporting requirements of either of said Section 13 or 15(d), the Company will, upon the request of Holder, use its best efforts to make publicly available the information concerning the Company referred to in subparagraph
(c)(2) of said Rule 144. The Company will furnish to Holder, promptly upon request, (i) a written statement of the Company's compliance with the requirements of subparagraphs (c)(1) or (c)(2), as the case may be, of said Rule 144, and (ii) written information concerning the Company sufficient to enable Holder to complete any Form 144 required to be filed with the SEC pursuant to said Rule 144.

         9. Adjustment of Number of Shares and Class of Capital Stock Purchasable. The Number of Shares and Class of Capital Stock purchasable under this Warrant Agreement are subject to adjustment from time to time as set forth in this Section.

                  (a)      Adjustment for Change in Capital Stock. If the
Company:

                           (i)      pays a dividend or makes a distribution
on its Common Stock, in each case, in shares of its Common Stock;

                           (ii)     subdivides its outstanding shares of
Common Stock into a greater number of shares;

                           (iii)    combines its outstanding shares of Common
Stock into a smaller number of shares;

                           (iv)     makes a distribution on its Common Stock
in shares of its capital stock other than Common Stock; or

                           (v)      issues by reclassification of its shares
of Common Stock any shares of its capital stock;

then the number and classes of shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

For a dividend or distribution the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

If after an adjustment the holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Agreement. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 9(a), a Warrant may only be exercised in full by payment of the entire Exercise Price currently in effect.

                  (b) Consolidation, Merger or Sale of the Company. If the Company is a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company's obligations under this Warrant Agreement. Upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 9.

         10. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successor and assigns hereunder.

         11. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute by one and the same instrument.

         12. Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

TO SELLER:        thehealthchannel.com, Inc.
5000 Birch Street, Suite 4000
Newport Beach, California 92660
Fax: (949) 260-2099
Attn: Mr. Thomas F. Lonergan, Secretary/Treasurer

TO HOLDER:        ___________________________
_____________________________________
_____________________________________
Fax: (___) __________________________
Attn:________________________________

WITH COPY TO:
HORWITZ & BEAM
Two Venture Plaza, Suite 350
Irvine, CA 92715
Fax: (949) 453-9416
Attn: Lynne Bolduc, Esq.

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

         13. Supplements and Amendments. The Company may from time to time supplement or amend this Warrant Agreement without the approval of any Holders of Warrants in order to cure any ambiguity or to be correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interest of the Holder.

         14. Severability. If for any reason any provision, paragraph or term of this Warrant Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Warrant shall be deemed to be severable.

         15. Governing Law and Venue. This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed and construed in accordance with the laws of said State. Any proceeding arising under this Warrant Agreement shall be instituted in the County of Orange, State of California.

         16. Headings. Paragraphs and subparagraph headings, used herein are included herein for convenience of reference only and shall not affect the construction of this Warrant Agreement nor constitute a part of this Warrant Agreement for any other purpose.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

"COMPANY"

THEHEALTHCHANNEL.COM, INC.




_____________________________________
BY: Thomas F. Lonergan
ITS: Secretary/Treasurer


"HOLDER"

_____________________________________




_____________________________________
By: _________________________________




Its:_________________________________

                                    EXHIBIT A
                                NUMBER __ WARRANT
                               WARRANT TO PURCHASE

                                     Shares

THEHEALTHCHANNEL.COM, INC. see reverse for COMMON STOCK PURCHASE WARRANT certain definitions will be void if not exercised prior to 11:59 P.M. Pacific Time on __________, ____. This Certifies that for value received, the registered holder or assigns ("Holder"), is entitled to purchase from thehealthchannel.com, Inc., a Delaware corporation (the "Company") at any time after 9:00 A.M. Pacific Time on __________, ____ at the purchase price per share of $0.75 (the "Warrant Price"), the number of shares of Common Stock of the Company set forth above (the "Shares"). The number of shares purchasable upon exercise of each warrant evidenced hereby and the Warrant Price per Share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. The Warrants expire on __________, ____. Holders will not have any rights or privileges of shareholders of the Company prior to exercise of the Warrants. Holders of the Warrants evidenced hereby and the shares of Common Stock issuable upon exercise hereof have certain rights with respect to registration with the Securities and Exchange Commission of the Warrants and Common Stock issuable upon exercise hereof. These registration rights are set forth in that certain Warrant Agreement of even date herewith pursuant to which this Warrant Certificate has been issued. The Warrant evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form on the reverse side hereof fully executed (with a signature guarantee as provided on the reverse side hereof) and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of the Company. Payment of such price shall be made at the option of the Holder in cash or by certified check or bank draft. The Warrants evidenced hereby are part of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to 5,000,000 shares of Common Stock of the Company. Upon any partial exercise of the Warrant evidenced hereby, there shall be countersigned and issued to the Holder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed with a signature guarantee either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. The Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is on such books, the Company may treat the Holder as the owner for all purposes.

Dated: __________, ____                              THEHEALTHCHANNEL.COM, INC.



Secretary                                               Chief Executive Officer


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

                              ELECTION TO PURCHASE

The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _______________________ shares of Common Stock of thehealthchannel.com, Inc. and hereby makes payment of $_________ (at the rate of $________ per share) in payment of the Exercise Price pursuant hereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

The undersigned represents and warrants that the exercise of the within Warrant was solicited by the member firm of the National Association of Securities Dealers, Inc. ("NASD") listed below. If not solicited by an NASD member, please write "unsolicited" in the space below.

_____________________________________________
(Insert Name of NASD Member or "Unsolicited")


Dated: ________________________     Signature: ________________________________



                     INSTRUCTIONS FOR REGISTRATION OF SHARES

Name (print) __________________________________________________________________

Address (print) _______________________________________________________________


                                   ASSIGNMENT

FOR VALUE RECEIVED, _______________________________________________ does hereby sell, assign and transfer unto _______________________________________________, the right to purchase ________________shares of Common Stock of thehealthchannel.com, Inc., evidenced by the within Warrant, and does hereby irrevocably constitute and appoint __________________________________________
attorney to transfer such right on the books of thehealthchannel.com, Inc., with full power of substitution on the premises.

Dated: ________________, 19______

Signature: _____________________________________________

Notice: The signature of Election to Purchase or Assignment must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever. The signature(s) must by guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

_____________________________________________
Signature Guarantee